UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )
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VITRAN CORPORATION INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person’(s) Filing Proxy Statement, if other than the Registrant)
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MANAGEMENT INFORMATION CIRCULAR
SOLICITATION OF PROXIES
AS OF THE 10TH DAY OF MARCH, 2006
(FOR USE AT THE ANNUAL MEETING OF
SHAREHOLDERS TO BE HELD ON APRIL 19, 2006)

THIS MANAGEMENT INFORMATION CIRCULAR IS FURNISHED IN CONNECTION WITH THE SOLICITATION BY THE MANAGEMENT OF VITRAN CORPORATION INC. (THE “COMPANY”) OF PROXIES FOR USE AT THE ANNUAL MEETING OF SHAREHOLDERS (THE “MEETING”) of the Company to be held at the Toronto Stock Exchange Conference Centre Auditorium, The Exchange Tower, 130 King Street West, Toronto, Ontario, commencing at 4:30 in the afternoon (Toronto time), on Wednesday, April 19, 2006, and at any adjournment or adjournments thereof for the purposes set out in the foregoing notice of meeting. Holders of common shares of the Company (“the Common Shares”) who are unable to be present at the Meeting in person are requested to complete, sign, date and return the accompanying form of proxy to the Secretary of the Company, c/o Computershare Investor Services Inc., 100 University Avenue, 9th Floor, North Tower, Toronto, Ontario, M5J 2Y1, in time for use at the Meeting. An addressed envelope, with the postage prepaid, accompanies this Management Information Circular and may be used for such purpose. The cost of solicitation by Management will be borne directly by the Company. The solicitation will be primarily by mail; however, the directors, officers and employees of the Company may also solicit proxies by telephone, by facsimile or in person.
Unless otherwise indicated, all dollar references herein are in United States dollars.
Appointment and Revocation of Proxies
The persons named in the accompanying form of proxy are officers or directors of the Company and shall represent Management at the Meeting. A shareholder has the right to appoint as proxy holder a person or company other than the persons designated in the enclosed proxy form to represent him and to act on his behalf at the Meeting. A shareholder desiring to appoint some other person or company, who need not be a shareholder, to represent him at the Meeting may do so either by inserting such person’s or company’s name in the blank space provided in the form of proxy or by completing another form of proxy and in either case delivering the completed form of proxy addressed to the Secretary of Vitran Corporation Inc., c/o Computershare Investor Services Inc., 100 University Avenue, 9th Floor, North Tower, Toronto, Ontario, M5J 2Y1, no later than 4:30 pm (Toronto time) on the last business day preceding the day of the Meeting, or any adjournment thereof, or to the Chairman or Secretary of the Meeting at the beginning of the Meeting, or any adjournment thereof.
A proxy may be revoked by a shareholder:
(a)	by signing another form of proxy, bearing a later date, and depositing it with the Secretary of the Company;

(b)	as to any matter on which a vote shall not have already been cast pursuant to the authority conferred by such proxy, by signing a written notice of revocation and delivering it to the Chairman or Secretary of the Meeting; or

(c)	by attending the Meeting in person and personally voting the shares represented by the proxy.
In addition to the revocation in accordance with any of the aforesaid procedures, a proxy may be revoked under subsection 110(4) of the Business Corporations Act (Ontario) (a) by depositing an instrument in writing executed by the shareholder or by his attorney who is authorized, by a document that is signed in writing or by electronic signature, or if the shareholder is a company, by an officer or attorney thereof duly authorized, (b) by transmitting, by facsimile or electronic means, a revocation that is signed by electronic signature, and in the case of (a) or (b), such revocation is deposited at the registered office of the Company at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof at which the proxy is to be used or delivered to the Chairman of the Meeting on the day of the Meeting or an adjournment thereof, or (c) by any other manner permitted by law.
Exercise of Discretion by Proxies
The Common Shares represented by the accompanying form of proxy will be voted or withheld from voting or voted for or against on any ballot that may be called for in accordance with the instructions of the shareholder executing it and if such shareholder specifies a choice with respect to any matter to be acted on at the Meeting the shares will be voted accordingly. In the absence of such instructions, such shares will be voted (i) on the election of the directors, in favour of the election of all the nominees for director named in this Management Information Circular; and (ii) in favour of the appointment of KPMG llp as auditor of the Company and to authorize the directors to fix the remuneration of the auditors. The accompanying form of proxy confers discretionary authority upon the persons named therein with respect to amendments or variations to matters identified in the notice of meeting or other matters that may properly come before the Meeting. At the time of the printing of this Management Information Circular, Management knows of no such amendments or other matters to come before the Meeting other than the matters specifically identified in the accompanying notice of meeting. If, however, amendments or other matters properly come before the Meeting or any adjournment thereof, the persons designated in the accompanying form of proxy will vote thereon in accordance with their judgement pursuant to the discretionary authority conferred by the form of proxy with respect to such matters. A simple majority is required to carry any matter proposed to be placed before the Meeting for a vote.
Voting by Beneficial Shareholders
The information set forth in this section is important to the shareholders of the Company who do not hold their Common Shares in their own name.
Shareholders who hold Common Shares through their brokers, intermediaries, trustees, or other nominees (such shareholders being collectively called “Beneficial Shareholders”) should note that only proxies deposited by shareholders whose names appear on the share register of the Company may be recognized and acted upon at the Meeting. If Common Shares are shown on an account statement provided to a Beneficial Shareholder by a broker, then in almost all cases the name of such Beneficial Shareholder will not appear on the share register of the Company. Such Common

Shares will most likely be registered in the name of the broker or an agent of the broker. Such Common Shares can only be voted by brokers, agents, or nominees (“Intermediaries”) and can only be voted by them in accordance with instructions received from Beneficial Shareholders. As a result, Beneficial Shareholders should carefully review the voting instructions provided by their broker, agent, or nominee with this Management Proxy Circular and ensure they communicate how they would like their Common Shares voted in accordance with those instructions.
Most brokers delegate responsibility for obtaining voting instructions from clients to a service company (a “Service Company”). The Service Company typically supplies a voting instruction form, mails those forms to Beneficial Shareholders, and asks those Beneficial Shareholders to return the forms to the Service Company or to follow the alternative voting procedures, as detailed on the voting instruction form. The Service Company then tabulates the results of all instructions received and provides appropriate instructions respecting the voting of shares at the Meeting. A Beneficial Shareholder receiving a voting instruction form from the Service Company cannot use that form to vote shares directly at the Meeting. Instead, the Beneficial Shareholder must return the voting instruction form to the Service Company or follow the alternative voting procedures, as mentioned above, well in advance of the Meeting in order to ensure such shares are voted. Alternatively, a Beneficial Shareholder may be given a proxy that has already been signed by the Intermediary (typically by a facsimile stamped signature), which is restricted as to the number of Common Shares beneficially owned by the Beneficial Shareholder but which is not otherwise completed. Since the Intermediary has already signed the form of proxy, this form of proxy is not required to be signed by the Beneficial Shareholder when submitting the proxy. In this case, the Beneficial Shareholder who wishes to vote by proxy should otherwise properly complete the form of proxy and deliver it as specified above.
In either case, the purpose of these procedures is to permit Beneficial Shareholders to direct the voting of the Common Shares of the Company, which they beneficially own. A Beneficial Shareholder who wishes to attend and vote at the Meeting in person (or to have another person attend and vote on behalf of the Beneficial Shareholder) should print the Beneficial Shareholder’s (or such other person’s) name in the blank space provided for that purpose in the first paragraph of the proxy form or, in the case of a voting instruction form, follow the corresponding instructions on that form. In either case, Beneficial Shareholders should carefully follow the instructions of their Intermediary and its service company, as applicable.
Voting Shares and Principal Holders Thereof
As at the date of this Management Information Circular, 12,648,636 Common Shares have been issued and are outstanding as fully paid and non-assessable, each carrying a right to one vote per share. The Company has no other shares of any other class issued and outstanding.
Each holder of issued and outstanding Common Shares of record on March 10, 2006, will be given notice of the Meeting and will be entitled to one vote per share at the Meeting except to the extent that, if such holder transfers any such shares after March 10, 2006, and the transferee produces properly endorsed share certificates or otherwise establishes that he owns such shares and demands no later than 10 days before the Meeting to be included in the list of Shareholders entitled to vote at the Meeting, the transferee shall be entitled to vote such shares at the Meeting.

The following table sets forth the information with respect to the beneficial ownership of Common Shares for (i) each director and director nominee, (ii) each executive officer, (iii) all current directors, director nominees and executive officers as a group, and (iv) to the knowledge of the directors and officers of the Company, the persons or companies beneficially owning, directly or indirectly, or exercising control or direction over, more than 5% of the outstanding Common Shares of the Company:

			Approximate Number of	Common Shares Subject
			Common Shares	to Stock Options
			Beneficially	Exercisable by March 10, 2006
			Owned Directly or Indirectly,	or that Become
		% of Outstanding	or Over Which Control or	Exercisable Within
	Type of	Common	Direction is Exercised as	60 Days From
	Ownership	Shares (7)	of February 13, 2006 (1)	March 10, 2006

Wasatch Advisors 150 Social Hall Ave. Salt Lake City, UT USA	Direct	10.6%	1,334,339	Nil

Wellington Management 75 State St. Boston, MA USA	Direct	9.2%	1,165,400	Nil

T. Rowe Price Associates 100 East Pratt St. Baltimore, MD USA	Direct	8.4%	1,066,000	Nil

Lord, Abbett & Co. LLC 90 Hudson Street Jersey City, NJ USA	Direct	7.7%	971,254	Nil

Balyasny Asset Management 650 Madison 19th Floor New York, NY USA	Direct	5.1%	641,472	Nil

Richard E. Gaetz Mississauga, Canada	(3)	2.5%	128,925	183,500

Richard D. McGraw Toronto, Canada	(2)	2.1%	196,443	72,500

Anthony F. Griffiths Toronto, Canada	(4)	(9)	45,800	33,000

John R. Gossling Toronto, Canada	n/a	Nil	Nil	Nil

Georges Hébert (5) Montreal, Canada	n/a	(9)	Nil	2,000

William Deluce (6) Toronto, Canada	n/a	(9)	Nil	2,000

Directors, Director Nominees and Executive Officers as a Group (8)		5.4%	371,168	308,900

NOTES:

(1)	The information as to the number of Common Shares beneficially owned, directly or indirectly, or subject to stock options, by each director and director nominee or over which each director and director nominee exercises control or direction, not being within the knowledge of the Company, has been furnished by the respective directors and nominee directors individually.

(2)	These shares are held by Parkway Automotive Investments Limited, a corporation controlled by Mr. McGraw. Mr. McGraw is also a director of Cutwater Capital Corporation, Feel Good Cars Corporation and Exco Technologies Limited.

(3)	These shares are held as to 16,400 shares by two trusts of which Mr. Gaetz is a trustee, as to 43,405 shares by Mr. Gaetz’s spouse, and as to 69,120 shares held directly by Mr. Gaetz.

(4)	These shares are held as to 20,800 shares by 3102726 Canada Inc., a corporation over which Mr. Griffiths exercises control or direction, and as to 25,000 shares held directly by Mr. Griffiths. Mr. Griffiths is also a director of Odyssey Re Holding Limited, Crum & Foster Holdings Corp., Fairfax Financial Holdings Limited Alliance Atlantis Communications Inc., Russel Metals Inc., DoveCorp Enterprises Inc., PreMD Inc., Novadaq Technologies Inc., Northbridge Financial Corporation, Jaguar Mining Inc., Hub International Limited and Lindsey Morden Group Inc.

(5)	Mr. Hébert is also a director of Laurentian Bank of Canada.

(6)	Mr. Deluce is also a director of Nikron Technologies Inc. and Canstar Resources Inc.

(7)	Beneficial ownership is determined in accordance with the rules of the United States Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares subject to options held by that person that are currently exercisable or that are or may become exercisable with 60 days of March 10, 2006 are deemed outstanding. There shares, however, are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(8)	The holding of the directors, director nominees and executive officers as a group, includes Sean P. Washchuk, the Vice President Finance and Chief Financial Officer of the Corporation since 2004, holds 15,900 stock options to purchase Common Shares exercisable within 60 days from March 10, 2006.

(9)	Less than 1%.
PARTICULARS OF MATTERS TO BE ACTED UPON
1. ELECTION OF DIRECTORS
The Articles of the Company provide that the Board of Directors of the Company shall consist of a minimum of 3 directors and a maximum of 15 directors. The Board of Directors of the Company has fixed the number of directors to be elected at the Meeting at 6. Unless authority to vote is withheld, the persons named in the accompanying form of proxy intend to vote for the election of the 6 nominees whose names are set forth below. All of the nominees are now current members of the Board of Directors of the Company and have been since the dates indicated in the table below.
Management does not contemplate that any of the nominees will not be able to serve as directors but, if that should occur for any reason prior to the Meeting, the persons named in the accompanying form of proxy reserve the right to vote for another nominee at their discretion unless the shareholder has specified in the form of proxy that his shares are to be withheld from voting on the election of directors. Unless authority to vote is withheld with respect to the election of directors, the persons named in the accompanying form of proxy intend to vote for the election of the persons nominated herein for election as directors. Each director elected will hold office until the next Annual Meeting of the Shareholders or until his successor is duly elected unless prior thereto he resigns or his office becomes vacant by death or other cause.
The following table and the notes thereto state the names of all persons proposed to be nominated for election as directors, all other positions and offices of the Company, or any of its significant affiliates, now held by them, their principal occupations or employment for the preceding 5 years, their periods of service as directors of the Company and indicates those nominees who are members of the Company’s Audit Committee, Compensation Committee and Nominating and Governance Committee.

Name	Age	Director Since	Occupation & Employment Description

Richard D. McGraw	(62)	May 27, 1987	Mr. McGraw is the founding President and Chief Executive Officer of the Company. He served in this capacity from the inception of the Company until May of 2002 when he was appointed the non-executive Chairman of the Board of Directors. He is currently and has been for the last four years President and Chief Executive Officer of the Lochan Ora Group of Companies. (1) (2) (3) (8)

Richard E. Gaetz	(48)	May 17, 1995	Mr. Gaetz succeeded Mr. McGraw as the President and Chief Executive officer of the Company in May of 2002. He held the positions of President and Chief Operating Officer of Vitran Corporation Inc. since he joined the Company in 1989.

Anthony F. Griffiths	(75)	May 27, 1987	Mr. Griffiths is one of the founding shareholders of the Company and served as the Company’s Chairman of the Board of Directors since inception to May 2002. Over the last six years, Mr. Griffiths has been employed as an independent consultant and corporate director. (2) (3) (4) (5) (6)

John R. Gossling	(40)	Dec. 5, 2005	Mr. Gossling is currently the Vice-President of Financial Operations at Rogers Communications Inc. From 2000 to 2005, Mr. Gossling served as the Senior Vice President and Chief Financial Officer of Rogers Wireless Communications Inc. From 1985 to 2000, Mr. Gossling was employed by KPMG and was a partner in the firm prior to joining Rogers Wireless Communications Inc. (1) (7) (8)

Georges L. Hébert	(58)	April 21, 2004	Mr. Hébert is a co-owner of Prosys-Tec Inc. and has served as the President since August 2003. From 1988 to 1998, Mr. Hébert was the President of J.A. Provost Inc. (1) (8)

William S. Deluce	(57)	April 21, 2004	Mr. Deluce has been the President and Chief Executive Officer of CSAE Inc. since 1998 and also served as the President and Chief Executive Officer of McComas Industries International Inc. and SMT Surface Modification Technologies Inc. from 1998 to 2000. (2) (3)

NOTES:

(1)	Denotes member of Audit Committee.

(2)	Denotes member of Compensation Committee.

(3)	Denotes member of Nominating and Governance Committee.

(4)	Mr. Griffiths was formerly a director of Slater Steel Inc. On June 2, 2003, Slater Steel Inc. applied for and obtained an Order of the Ontario Superior Court of Justice under the Companies’ Creditors Arrangement Act (“CCAA”) for creditor protection and has since conducted an orderly wind-down.

(5)	Mr. Griffiths was formerly a director of Consumer Packaging Inc. during the period that it operated CCAA protection and two cease trade orders were issued on June 20, 2001 and September 19, 2001 with respect to management and insiders for failure to file financial statements and such cease trade orders were subsequently rescinded July 5, 2001 and October 31, 2001, respectively.

(6)	Mr. Griffiths was formerly a director of Brazilian Resources Inc. On May 30, 2001 and June 30, 2003 there were cease trade orders issued with respect to management and insiders by the Ontario Securities Commission and by the British Columbia Securities Commission for failure to file financial statements, and such cease trade orders were subsequently rescinded July 30, 2001 and October 16, 2003, respectively.

(7)	Mr. Gossling has been designated by the Board as being the financial expert on the Company’s Audit Committee. Mr. Gossling is currently Vice President of Financial Operations at Rogers Communications Inc. and is a Chartered Accountant with the Canadian Institute.

(8)	Each member of the Audit Committee is able to read and understand the Company’s financial statements and is, therefore, “financially literate”.

2. Appointment and Remuneration of Auditor
KPMG LLP has served as the Company’s auditor since 1989. A representative of KPMG LLP is expected to be present at the Meeting with the opportunity to make a statement if they desire to do so and to respond to any appropriate questions. For the fiscal years ended December 31, 2005 and 2004, the fees billed by KPMG LLP to the Company for services were:

	Year ended December 31,
	2005		2004
Audit and audit related fees	US$	469,489	US$	383,256
Tax fees	Nil		Nil
All other fees	Nil		Nil

	US$	469,489	US$	383,256

All services provided by KPMG LLP to the Company for 2005 and 2004 were approved by the audit committee. For further details regarding the Audit Committee approval process, please review the Company’s Audit Committee charter, reference to which is hereby made, and the information therein is incorporated herein by reference.
Unless authority to vote is withheld with respect to the appointment of the auditors, the persons named in the accompanying form of proxy intend to vote for the reappointment of KPMG LLP, Chartered Accountants, as auditor of the Company, to hold office until the next Annual Meeting of Shareholders and to authorize the directors to fix the remuneration of the auditor. KPMG LLP Chartered Accountants has been the auditor of the Company for more than five years.

STATEMENT OF EXECUTIVE COMPENSATION
Stock Option Plan
The required information concerning the company’s stock option plan (the “Stock Option Plan”) appears in the Company’s 2005 Annual Report on Form 10-K, reference to which is hereby made, and the information therein is incorporated herein by reference.
Summary Compensation Table
The following table sets forth annual and long term compensation earned for services rendered during the last three financial years by the individuals (the “Named Executive Officers”) who were, at December 31, 2005, the Chief Executive Officer of the Company and the other most highly compensated executive officer of the Company earning in excess of CAD$100,000.

		Annual Compensation			Long-Term Compensation
					Awards		Payouts
						Restricted
						Shares or
				Other	Securities Under	Restricted
				Annual	Options	Share	LTIP	All Other
Name and Principal		Salary (CAD)	Bonus (CAD)	Compensation	Granted	Units	Payouts	Compensation
Position	Year	($)	($)	($)	(#)	($)	($)	($)

Rick E. Gaetz President &	2005	500,000	600,000		25,000	Nil	Nil	Nil
Chief Executive	2004	380,000	400,000	(1)	40,000	Nil	Nil	Nil
Officer	2003	368,000	368,000		Nil	Nil	Nil	Nil

Sean P. Washchuk	2005	184,000	112,000		5,000	Nil	Nil	Nil
Vice President	2004	43,750 (2)	70,000	(1)	55,000	Nil	Nil	Nil
Finance & Chief Financial Officer (effective September 20, 2004)

(1)	For each of the above Named Executive Officers, perquisites and other personal benefits were no greater than the lesser of CAD$50,000 and 10% of the total annual salary and bonus of such Named Executive Officers for the 2005 financial year.

(2)	The salary for Mr. Washchuk represents 3 months as the Vice President Finance and Chief Financial Officer in 2004.
Employment Arrangements
The Company has entered into an arrangement effective February 25, 2003 with Mr. Gaetz providing for a termination payment in the event that his employment with the Company is terminated as a result of a change of control. The termination payment will be two and half times his average last three years salary and bonus. In addition, in the event of a change of control of the Company or a sale of all or substantially all of its assets, Mr. Gaetz may be entitled to a bonus based on the transaction value.
The Company has entered into a standard employment arrangement effective September 20, 2004 with Mr. Washchuk.

Share Compensation Arrangements
(a) Options Granted to Named Executive Officers During the Most Recently Completed Financial Year

	Number of
	securities				Potential realizable value at
	underlying options				assumed annual rates of stock
Name and	granted	Percentage of total			price appreciation for option
Principal Position	(#)	options granted	Exercise price	Expiration date	term
					5%	10%
Rick E. Gaetz President and Chief Executive Officer	25,000	32.1%	$15.23	Feb 2015	$239,452	$606,817

Sean P. Washchuk Vice President Finance & Chief Financial Officer	5,000	6.4%	$15.23	Feb 2015	$47,890	$121,363

During the financial year ended December 31, 2005, no stock appreciation rights (“SARs”) were granted to Named Executive Officers and, as of December 31, 2005, no SARs were outstanding.
(b)	Options Exercised by Named Executive Officers During the Most Recently Completed Financial Year and Financial Year-End Option Value
Details of options exercised by the Named Executive Officers of the Company during the financial year ended December 31, 2005 and the number and value of unexercised options as at December 31, 2005, are shown in the table set out below.

	Securities	Aggregate	Unexercised Options		Value of Unexercised In-the-
	Acquired on	Value	at December 31, 2005		Money Options
Name and	Exercise	Realized	#		at December 31, 2005
Principal Position	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Rick E. Gaetz President and Chief Executive Officer	50,000	$748,000	157,500	80,000	$2,426,430	$645,820

Sean P. Washchuk Vice President Finance & Chief Financial Officer	5,300	$72,398	11,600	49,600	$51,830	$198,170

The closing price of the Common Shares on the NASDAQ and the Toronto Stock Exchange on December 31, 2005 was $19.70 and CAD$23.05, respectively.

(c) Long Term Incentive Plans — Awards in the Last Fiscal Year

Performance or
	Number of Shares,	Other Period Until
Name and	Units or Other	Maturation or	Threshold	Target	Maximum
Principal Position	Rights (#)	Payout	($ or #)	($ or #)	($ or #)
Rick E. Gaetz President and Chief Executive Officer	362	(1)	N/A	N/A	N/A

(1)	Mr. Gaetz has been granted 362 units under the Company’s deferred share unit plan (“DSU”) in 2005.

REPORT ON EXECUTIVE COMPENSATION
The Compensation Committee (the “Committee”) is comprised of outside and unrelated directors and is responsible for recommending to the Board: (a) the salary and bonus of the Chief Executive Officer; (b) on recommendation of the Chief Executive Officer, the salaries for other senior executives; and (c) incentive plans and policies for the Company and its subsidiaries. The Compensation Committee also reviews the expenses of the Chief Executive Officer and oversees the DSU Plan and the Stock Option Plan. From time to time the Compensation Committee may also review and make recommendations on other remuneration policies for the Company including compensation to directors.
Compensation for all executives and certain managers involves a base salary and a variable portion that can include a performance bonus and stock options. Compensation arrangements are designed to attract superior executive talent that will contribute significantly to the growth of the Company.
Bonus awards are made in recognition of the attainment of predetermined financial objectives and/or various subjective considerations including personal goals and objectives and the long range goals of the Company. The weighting of these factors varies with each executive depending on his or her responsibilities and as a result, bonus and stock option awards have and will likely continue to fluctuate significantly from year to year and from person to person. The bonuses for 2005 reflect the attainment of specific goals and other considerations.
The Company operates a 401K plan for certain employees in the United States and makes contributions according to specific policies and financial formulae. In Canada, the Company makes contribution to a Registered Retirement Savings Plan based on specific guidelines. There are no other pension plans or long-term incentive programs other than stock option grants and deferred share unit grants for directors. Stock option grants reward the recipients as share value appreciates over the vesting period of the option, which is ten years. Awards are made from time to time based on the contributions of the individual involved to the success of the Company, the overall compensation package of the individual and the weighting of compensation between short- and long-term goals.
The Compensation Committee believes that the changes that have occurred in the compensation packages for its executives in 2005 represent adjustments for market conditions and personal and corporate performance. The compensation arrangements for its executives are believed to be reasonably competitive with executive compensation at comparable Canadian and US companies in the transportation industry. Some anomalies are unavoidable especially with the translation of US salaries into Canadian dollar equivalents; however, the Company tries to keep the compensation competitive within a geographic work area. The Compensation Committee will continue to review compensation policy to make sure that it remains fair to the Company and its employees and to ensure that the compensation paid relates in a satisfactory way to the short- and long-term objectives of the Company.

Presented by the Compensation Committee:	William S. Deluce, Chairman
Anthony F. Griffiths
Richard D. McGraw

Share Performance Graphs
The following graphs compare the total shareholder return over the last five years of the Company’s Common Shares assuming reinvestment of dividends at 100% of the market price on each of the dividend payment dates of CAD$100 invested on January 1, 2000:

	2000	2001	2002	2003	2004	2005

Vitran Corporation Inc. (VTN)	100.00	67.44	165.89	369.22	410.29	464.04
S&P/TSX Composite Total Return Index	100.00	87.43	76.55	97.01	111.06	137.85

Share Performance Graphs (continued)

	2000	2001	2002	2003	2004	2005

Vitran Corporation Inc. (VTNC)	100.00	62.02	152.37	421.91	509.87	587.40
NASDAQ Total Index	100.00	78.95	54.06	81.09	88.06	89.27
Peer Group	100.00	115.62	118.18	151.40	216.44	207.44

Source: Fact Set Research Systems

(a)	Peer Group Index is market cap-weighted and includes ABFS, CENF, CNF, ODFL, SCST, and YELL.
Compensation of Directors
Director and committee fees are paid to unrelated directors. For the financial year ended December 31, 2005, director fees were paid to five of the six directors of the Company on the basis of a retainer of CAD$15,000 plus CAD$1,000 for each meeting of the Board of Directors that was attended. Mr. McGraw was paid an annual fee of CAD$50,000 as Chairman of the Board and was not paid for attendance at any Board or Board committee meetings. Fees for each of the Compensation and Nominating and Governance Committees were paid to two of six directors on the basis of a retainer to the chair of each committee (CAD $4,000 for the Compensation chair and CAD$3,000 for the Corporate Governance chair) plus CAD$1,500 for each meeting. Fees for the Audit Committee were paid to two of six directors on the basis of a retainer of CAD$8,000 to the chair of the committee plus CAD$1,500 for each meeting.

During the year the Company adopted the DSU plan for all directors. Under this plan each director receives units at the end of every quarter based on the market price of common shares equivalent to CAD$2,500. The holder of the unit, upon ceasing to be a director, is entitled to redeem the units for a cash amount equal to the market price of common shares on the redemption date. The company awarded 1,559 units to unrelated directors at December 31, 2005.
Directors and Officers Insurance
The Company has purchased a policy of insurance for the benefit of its directors and officers, and the directors and officers of its subsidiaries, against liability incurred by them in the performance of their duties as directors and officers of the Company, or its subsidiaries, as the case may be. The amount of premium paid with respect to this policy for the financial year ended December 31, 2005 was $142,500. The policy does not specify that any part of the premium is paid in respect of either directors as a group or officers as a group. The entire premium is paid by the Company. The current annual policy limit is $20.0 million subject to a deductible of $1.0 million per occurrence. There have been no claims under the directors and officers insurance.
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the United States Securities Exchange Act of 1934 requires directors, executive officers and persons who own beneficially more than 10% of the equity securities of the Company to file reports concerning their ownership of the Company’s equity securities with the United States Securities and Exchange Commission, the NASDAQ Stock Exchange, and the Company.
CORPORATE GOVERNANCE
The corporate governance is the responsibility of the Board of Directors of the Company and is accomplished in concert with board committees and the senior management of the Company.
An effective system of corporate governance is recognized as a vital ingredient to the long-term financial performance of the Company. The guidelines for effective corporate governance issued by the Canadian securities regulators is contained in National Policy 58-201 — Corporate Governance Guidelines, which has superseded the guidelines issued by the Toronto Stock Exchange. The Company’s disclosure required by National Instrument 58-101 — Disclosure of Corporate Governance Practices (“NI 58-101”) relating to its corporate governance practices is set out in tabular form in Schedule A to this Management Information Circular.
Mandate of the Board
The Board is elected by the shareholders and represents all shareholders’ interests in continuously creating shareholder value. The following is the mandate of the Board.
•	Advocate and support the best interests of the Company.

•	Make best efforts to attend all board and board committee meetings and review all materials provided.

•	Review and approve strategic, business and capital plans for the Company and monitor management’s execution of such plans.

•	Review whether specific and relevant corporate measurements are developed and adequate controls and information systems are in place with regard to business performance.
•	Review the principal risks of the Company’s business and pursue the implementation by management of appropriate systems to manage such risks.

•	Monitor progress and efficiency of strategic, business, and capital plans and require appropriate action to be taken when performance falls short of goals.

•	Review measures implemented and maintained by the Company to ensure compliance with statutory and regulatory requirements.

•	Select, evaluate, and compensate the President and CEO and develop a position description for such officer involving the definition of the limits to his responsibilities.

•	Annually review appropriate senior management compensation programs.

•	Monitor the practices of management against the Company’s disclosure policy to ensure appropriate and timely communication to shareholders of material information concerning the Company.

•	Monitor whistleblower hotline program.

•	Monitor safety and environmental programs.

•	Review and discuss the development and implementation of programs for management succession and development.

•	Develop or approve selection criteria for new candidates for directorship.

•	Assure shareholders of conformity with applicable statutes, regulations and standards (for example, environmental risks and liabilities, and conformity with financial statements).

•	Annually conduct self-appraisal of Board members against clear criteria for performance.

•	Establish the necessary committees to monitor the Company.

•	Provide advice to and act as a sounding board for the President and CEO.

•	Discharge such other duties as may be required in the good stewardship of the Company.
Chairman of the Board Roles and Responsibilities
To allow the Board to function independently of management, the Nominating and Governance Committee shall ensure that the Board has a Chairman who meets the requirements of NASDAQ and of the Toronto Stock Exchange. The roles and responsibilities of the Chairman shall include, but are not limited to, the following:
•	Facilitating the independent functioning of the Board and management of the Company.

•	Ensuring that appropriate procedures are in place to allow the Board to work effectively and efficiently and to function independently of management.

•	Ensuring that the responsibilities of the Board are understood by both the Board and management and that the boundaries between Board and management responsibilities are understood and respected.

•	Together with the President and CEO, establishing position descriptions for the Board and the President and CEO and defining the limits to management’s responsibilities, to be approved by the full Board.

•	Maintaining an effective relationship between the Board and management of the Company.

•	Ensuring that the Board develops formal charters setting out the responsibilities of the Board and all Board Committees.

•	Annually reviewing the charters of the Board and Board committees and recommending to the Board such amendments to those charters as the Chairman or the committee believes are appropriate.

•	Ensuring that the Board works as a cohesive team and providing leadership essential to achieve this.
•	Ensuring that the resources available to the Board (in particular, timely and relevant information) are adequate to support its work.

•	Working closely with senior management to ensure that the conduct of Board meetings provides adequate time for serious discussion of relevant issues.

•	Setting the agenda of the Board in consultation with senior management.

•	Providing direction and advice to senior management of the Company.

•	Regularly evaluating the performance of the Board and Board committees (as against their charters) and reporting the results of such evaluations to the Board.

•	Regularly evaluating the contribution of individual Directors, and reporting the results of the evaluations to the individual Directors.

•	Working closely with the President and CEO to ensure that the Company is building a healthy corporate governance culture.

•	Ensuring that succession planning for the Board is carried out.

•	At the request of the Board, and with the agreement of the President and CEO, representing the Company to external groups such as shareholders and other stakeholders, including local community groups and governments.

•	Ensuring that, where functions (including the functions above) are delegated to appropriate Board Committees, the functions are carried out and the results reported to the Board.
Composition of the Board
The Board is composed of six members, five of whom are unrelated, as currently defined by the Toronto Stock Exchange and NASDAQ. The related director is Richard E. Gaetz, the President and Chief Executive Officer of the Company. The Chairman of the Board is not a member of management.
The following is a list of the Board’s committees and the number of meetings held in 2005.

Committee	Number of Meetings

1 The Audit Committee	4
2 The Compensation Committee	2
3 The Nominating and Governance Committee	1
The Nominating and Governance Committee charter and Audit Committee charter is available free of charge on the Company’s web-site at www.vitran.com.
Director Attendance
The Board met 7 times during 2005. All directors attended 100% of the total number of Board meetings and meetings held by committees on which such director served during 2005. Mr. Gossling joined the Board on December 5, 2005 and has attended all meetings since being appointed.

Consideration of Director Nominees
The Nominating and Governance Committee considers the criteria in the Nominating and Governance Committee charter in evaluating prospective nominees. The Nominating and Governance Committee ensures that the appropriate skills and qualities required of a new board member are considered.
The Nominating and Governance Committee will consider qualified director nominees recommended by shareholders’ when such recommendations are submitted in accordance with the Company’s policies. Any shareholder wishing to submit a candidate for consideration should send the following information to the Secretary of the Company, Vitran Corporation Inc., 185 The West Mall, Suite 701, Toronto, Ontario, Canada, M9C 5L5. When submitting a nomination to the Company, a shareholder at the minimum must provide for each director nominee: name and address of shareholder submitting the candidate, shares owned beneficially and of record by such shareholder, name, age and address of the candidate, the candidate’s principal occupation over the past five years, current directorships on publicly held companies and investment companies, number of Company shares beneficially owned and of record and a signed statement of the candidate indicating willingness to serve on the Board of Directors, if elected. The Nominating and Governance Committee is composed of entirely independent directors.
Process of Shareholder Communications
Shareholder’s wishing to communicate with the Board of Directors should submit their written comments to the Secretary of the Company, Vitran Corporation Inc., 185 The West Mall, Suite 701, Toronto, Ontario, Canada, M9C 5L5. The Secretary of the Company will forward all communications (excluding advertisements, business solicitations, or material deemed to be for harassment purposes) to the individual director named in the communication.
CODE OF ETHICS AND PROFESSIONAL CONDUCT
The Company together with the Nominating and Governance Committee has established a Code of Ethics and Professional Conduct.
The Code of Ethics and Professional Conduct signifies voluntary assumption by the Company’s senior executives and directors of the obligation of self-discipline above and beyond the requirements of the law. The Code requires that the Company’s senior executives and directors deal fairly with customers, suppliers, fellow employees, and the general public. Acceptance of this Code is mandatory for the Company’s senior executives and directors. Failure to abide by the Code will serve as a basis for disciplinary action.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee is comprised of three directors each of whom the Board has determined to be independent and financially literate under NI 58-101 and applicable NASDAQ rules. Mr. Gossling has been designated by the Board as being the financial expert on the Audit Committee. The Audit Committee oversees the Company’s financial reporting processes on behalf of the Board of Directors and operates under a written charter, which has been adopted by the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgements and the clarity of disclosures in the financial statements.
The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgements as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards and under Statement on Auditing Standards No. 61, Codification of Statements on Auditing Standards, as currently in effect. In addition, the Audit Committee has discussed with the independent auditors their independence from management and the Company, including the written disclosures and the letter from the independent auditors required by Independence Standards Board No. 1, Independence Discussions with Audit Committees, as currently in effect and has considered the compatibility of non-audit services with auditors’ independence.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the United States Securities and Exchange Commission.
The Audit Committee
John R. Gossling, Chairman
Richard D. McGraw
Georges L. Hébert

ANNUAL REPORT ON FORM 10-K
Shareholders may obtain a copy of our Annual Report on Form 10-K as filed with Securities and Exchange Commission for the year ended December 31, 2005, without charge, from the Company’s website, www.vitran.com, or by writing to Sean P. Washchuk, Vice President Finance and Chief Financial Officer, Vitran Corporation Inc., 185 The West Mall, Suite 701, Toronto, Ontario, M9C 5L5, Canada. Exhibits are not included, but copies of them may be obtained upon payment of copying charges. Financial information respecting the Company is provided in the Company’s financial statements and MD&A for the year ended December 31, 2005 which are included in its Annual Report on Form 10-K.
Additional information respecting the Company can be reviewed on SEDAR at www.sedar.com.
DEADLINE FOR SHAREHOLDER PROPOSALS
Any shareholder desiring to present a proposal for action at our 2007 Annual Meeting must deliver the proposal to the Company at its executive offices no later than November 20, 2006.
In addition to any other applicable requirements, for business to be properly brought before a meeting by a shareholder, the Business Corporation Act (Ontario) requires that a notice of proposal must be submitted to the Company by a shareholder entitled to vote at the meeting at least 60 days before the anniversary date of the last annual meeting, if the matter is to be raised at an annual meeting, or at lease 60 days before a meeting other than an annual meeting, if the matter is to be raised at a meeting other than an annual meeting.
INFORMATION INCORPORATED BY REFERENCE
The Company’s Annual Report on Form 10-K is herein incorporated by reference to this Management Information Circular.
GENERAL
Information contained herein is given as of the 10th day of March 2006, unless otherwise noted. If any matters which are not now known should properly come before the Meeting, the accompanying form of proxy will be voted on such matters in accordance with the best judgement of the person voting it. Management knows of no such matters. The content and sending of this Management Information Circular have been approved by the Board of Directors of the Company.
DATED at Toronto, this 10th day of March 2006.
By Order of the Board of Directors,
Sean P. Washchuk
Secretary

Schedule A.
Corporate Governance Disclosure Required by National Instrument 58-101

Corporate Governance Guideline		Comments
1. Board of Directors

a)	Disclose the identity of the directors who are independent	The independent directors are: Richard D. McGraw William S. Deluce John R. Gossling Anthony F. Griffiths Georges L. Hébert

b)	Disclose the identity of directors who are not independent, and describe the basis for that determination	Richard E. Gaetz is not considered independent as he is the current President and Chief Executive Officer of the Company.

c)	Disclose whether or not a majority of the directors are independent	Five of the Company’s six directors are independent as defined by National Instrument 58-101.

d)	If a director is presently a director of any other issuer that is a reporting issuer (or the equivalent) in a jurisdiction, identify both the director and the other issuer	All directorships with other public entities for each director is disclosed in the Management Information Circular, page 5.

e)	Disclose whether or not the independent directors hold regularly scheduled meetings at which non-independent directors and members of management are not in attendance.	The independent directors hold in camera sessions at board and committee meetings.

f)	Disclose whether or not the chair of the board is an independent director. If the board has a chair or lead director who is an independent director, disclose the identity of the independent chair or lead director, and describe his or her role and responsibilities	The current board chairman, Richard D. McGraw is an independent director as defined by National Instrument 58-101. Mr. McGraw’s roles and responsibilities are disclosed in the Management Information Circular, page 16.

g)	Disclose the attendance record of each director for all board meetings held since the beginning of the issuer’s most recently completed financial year.	Attendance is disclosed in the Management Information Circular, page 17.

2. Board Mandate

a)	Disclose the text of the Board’s written mandate	The Board’s mandate is disclosed in the Management
Information Circular, page 15.
3. Position Descriptions

a)	Disclose whether or not the board has developed written position descriptions for the chair and the chair of each board committee.	The Board has developed written position descriptions for the chair and the chairs of all board committees.

b)	Disclose whether or not the board and CEO have developed a written position description of the CEO	The Board and the CEO have developed a written position description for the CEO.

4. Orientation and Continuing Education

a)	Briefly describe what measures the board takes to orient new directors regarding

	i) the role of the board, its committees and its directors	The Board’s Statement of Corporate Governance Practices outlines the Company’s expectations with respect to director and committee roles and responsibilities. Each committee has a charter which further describes the specific roles and responsibilities.

Corporate Governance Guideline		Comments
	ii) the nature and operation of the issuer’s business	Arrangements are made for specific briefing sessions from appropriate senior personnel. The Company organizes Board meetings at Company facilities to facilitate site visits. Directors are provided minutes and materials presented at previous meetings.

b)	Briefly describe what measures the board takes to provide continuing education for its directors	Directors may enrol in professional development courses at the Company’s expense, subject to board approval.

5. Ethical Business Conduct

a)	Disclose whether or not the board has adopted a written code for the directors, officers and employees. If the board has adopted a written:	The Company has a code of conduct that is applicable to all directors, senior management and employees.

	i) Disclose how a person or Company may obtain a copy of the code	The Code of Conduct is available free of charge on our web-site at www.vitran.com.

ii) Describe how the board monitors compliance with its code	All new employees and directors are required to read and sign the code of conduct as part of the orientation process.

Senior management and the Board are required to sign the code of conduct annually. All signed code of conducts are presented to the board annually for review.

iii) provide a cross-reference to any material change report filed since the beginning of the issuer’s most recently completed financial year that pertains to any conduct of a director or executive officer that constitutes a departure from the code
None

b)	Describe any steps the board takes to ensure directors exercise independent judgement in considering transactions and agreements in respect of which a director or executive officer has a material interest	The Code of Conduct outlines the conflict of interest guidelines. Any director must disclose a conflict of interest immediately. If a director has a conflict of interest in a specific topic, that director is not permitted to be present when the matter is discussed or voted upon.

c)	Describe any other steps the board takes to encourage and promote a culture of ethical business conduct.	The board encourages senior management to publish an annual company newsletter and supports the Company’s whistle blower hotline.

6. Nomination of Directors

a)	Describe the process by which the board identifies new candidates for board nomination	Step 1: Complete Current Board Analysis and Observation
Step 2: Determine Corporate Strategic and Business Objectives
Step 3: Develop Board Composition Target
Step 4: Develop New Director Criteria
Step 5: Identification of New Director Candidates

b)	Disclose whether or not the board has a nominating committee composed entirely of independent directors.	The board does have a Nominating and Governance Committee which is comprised entirely of independent directors.

c)	If the board has a nominating committee, describe the responsibilities, powers and operation of the nominating committee	The responsibilities of the Nominating and Governance Committee are included in the Committee’s Charter which can be found on our web-site at www.vitran.com.

7. Compensation

Corporate Governance Guideline		Comments
a)	Describe the process by which the board determines the compensation for the issuer’s directors and officers	This information is disclosed in the Management Information Circular under the Report on Executive Compensation and Compensation of Directors.

b)	Disclose whether or not the board has a compensation committee composed entirely of independent directors	The board does have a Compensation Committee which is comprised entirely of independent directors. The following individuals served as members of the Compensation Committee during the financial year which ended on December 31, 2005:
William S. Deluce;
Anthony F Griffiths; and
Richard D. McGraw.

c)	If the board has a compensation committee, describe the responsibilities, powers and operation of the compensation committee	The responsibilities of the Compensation Committee is included in the Committee’s Charter which can be found on our web-site at www.vitran.com

d)	If a compensation consultant or advisor has, at any time since the beginning of the issuer’s most recently completed financial year, been retained to assist in determining compensation for any of the issuer’s directors and officers, disclose the identity of the consultant or advisor and briefly summarize the mandate for which they have been retained	Mercer Human Resource Consulting was retained in 2005 to complete a review of the CEO’s and directors’ compensation.

8. Other Board Committees

a)	If the board has standing committees other than audit, compensation, and nominating committees, identify the committees and describe their function	None

9. Assessments

a)	Disclose whether or not the board, its committees and individual directors are regularly assessed with respect to their effectiveness and contribution. If assessments are regularly conducted, describe the process used for the assessments. If assessments are not regularly conducted, describe how the board satisfies itself that the board, its committees, and its individual directors are performing effectively	A board performance review is conducted annually and the findings are reported to the board. A questionnaire is distributed and completed by all directors. The Chairman of the Board compiles the results and if required, discusses concerns with each individual director.